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                                                                    Exhibit 12.1


                         KEY PRODUCTION COMPANY, INC.
        Statement of Computation of Ratios of Earnings to Fixed Charges




                                                         Six Months Ended
                                                           June 30, 1999
                                                          ----------------
Earnings:

  Pretax income                                                2,162,498
  Plus: Fixed charges excluding capitalized interest           1,312,550
                                                               ---------
                                                               3,475,048
                                                               =========

Fixed Charges:

  Interest expensed including capitalized interest             1,917,736
  Amortization of debt expenses                                    5,961
                                                               ---------
                                                               1,923,697
                                                               =========

Ratio of earnings to fixed charges                                  1.81
                                                                    ====